 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 28, 2010

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302
(Address of Principal Executive Offices)
(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

On April 28, 2010, The Ryland Group, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  Proxies representing 39,278,059 shares of common stock eligible to vote at the meeting, or 89 percent of the 43,917,585 outstanding shares, were voted.  The final results for each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

The nine directors nominated by the Company were re-elected. The following is a separate tabulation with respect to the vote for each nominee:

Name	Total Votes For	Total Votes Withheld
Leslie M. Frécon	36,537,399	818,247
Roland A. Hernandez	36,843,743	511,903
William L. Jews	35,184,334	2,171,312
Ned Mansour	36,637,090	718,556
Robert E. Mellor	36,528,598	827,048
Norman J. Metcalfe	36,635,813	719,833
Larry T. Nicholson	36,629,370	726,276
Charlotte St. Martin	35,972,423	1,383,223
Robert G. van Schoonenberg	37,117,903	237,743

A proposal from The Nathan Cummings Foundation (a stockholder) requesting adoption of quantitative goals for reducing greenhouse gas emissions from the Company’s products and operations was not approved by 63 percent of the shares voting. The following is a breakdown of the vote on such matter:

Total Votes For	Total Votes Against	Abstain
9,526,513	15,948,633	11,880,497

A proposal from certain retirement systems and pension funds of the employees of the City of New York (stockholders) requesting stockholder approval of a request that the Board of Directors adopt a policy requiring that the Proxy Statement for each Annual Meeting contain a proposal seeking an advisory vote to ratify and approve the Compensation Committee’s Report and the executive compensation policies and practices set forth in the Compensation Discussion and Analysis was not approved by 55 percent of the shares voting. The following is a breakdown of the vote on such matter:

Total Votes For	Total Votes Against	Abstain
13,840,732	16,817,240	6,697,672

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, was approved by 98 percent of the shares voting. The following is a breakdown of the vote on such matter:

Total Votes For	Total Votes Against	Abstain
38,600,985	669,728	7,346

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: May 3, 2010	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary